$8 PERFORMANCE GOAL OPTION FORM

GLOBAL EAGLE ENTERTAINMENT INC.
AMENDED AND RESTATED 2017 OMNIBUS LONG-TERM INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION GRANT NOTICE
(CASH SETTLED)

Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), pursuant to the Global Eagle Entertainment Inc. Amended and Restated 2017 Omnibus Long-Term Incentive Plan (as amended from time to time, the “Plan”), hereby grants to the optionee (the “Optionee”) identified in this grant notice (this “Grant Notice”) a stock option (the “Option”) with respect to the number of Shares (the “Underlying Shares”) of common stock, par value $0.0001 per share of the Company (“Common Stock”) at the price per Share identified in this Grant Notice (the “Exercise Price”). This Option is subject to all of the terms and conditions set forth herein and in the Non-Qualified Stock Option Award Agreement (Cash Settled), including any country-specific provisions included in the appendices attached thereto (the “Agreement”) and the Plan (collectively, the “Award Documents”), both of which are incorporated herein in their entirety.

Optionee:	[________]
Grant Date:	[________]
Vesting Commencement Date:	[________]
Expiration Date:	Seventh (7th) anniversary of the Grant Date
Underlying Shares Subject to Award:	[________]
Exercise Price Per Underlying Share:	[________]
Vesting Schedule:
Subject to Sections I, II, III and IV, achievement of the Performance Goal (defined below) and continuous employment through each anniversary of the Vesting Commencement Date (each, a “Vesting Date”) (except as otherwise provided in this Grant Notice and the Plan), the Option will vest as follows: [(i) fifty percent (50%) of the Option will vest on the second (2nd) anniversary of the Vesting Commencement Date and (ii) fifty percent (50%) of the Option will vest on the third (3rd) anniversary of the Vesting Commencement Date.]

I.    Performance Goal. This Award shall vest with respect to its Performance Goal if at any time on or prior to the Expiration Date set forth above (the “Performance Period”), as of any date of determination, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ENT <equity> AQR” (or its equivalent successor if such Bloomberg page is not available) for the period of forty-five (45) consecutive trading days ending on the most recently completed trading day prior to such determination date from the scheduled open of trading until the scheduled close of trading of the primary trading session on each trading day of such period (or if such volume-weighted average price is unavailable, the market value of one Share on such trading day reasonably determined, using a volume-weighted average method, by an independent financial expert appointed for such purpose) equals or exceeds $8.00 (the “Performance Goal”).

II.    Service-Based Vesting Conditions. Except as otherwise provided in this Grant Notice and the Agreement, any portion of this Award that is eligible to vest will be subject to continuous service through each applicable Vesting Date. Any portion of this Award that is not eligible to vest will terminate (for no consideration) as of the last day of the Performance Period. Notwithstanding the foregoing, this Grant Notice sets forth certain circumstances in which the Optionee may vest in the Award before the originally scheduled Vesting Dates.

III.    Provisions for Termination of Employment.

(a)    Death or Disability. If the Optionee’s employment with the Global Eagle Companies (as defined in the Agreement) terminates due to the Optionee’s death or Disability at any time on or after the date that the Performance Goal has been attained, then (i) any Options that have vested based on the time-based vesting conditions as of the date of such termination shall remain outstanding and exercisable until the earlier of (x) the first (1st) anniversary of the date of termination and (y) the Expiration Date; and (ii) any Options that have not vested based on the time-based vesting conditions as of the date of such termination shall be forfeited for no consideration as of the date of such termination. If the Optionee’s employment with the Global Eagle Companies terminates due to the Optionee’s death or Disability prior to the date that the Performance Goal has been attained, then (i) any Options that have vested based on the time-based vesting conditions as of the date of such termination shall remain outstanding and eligible to vest based on attainment of the Performance Goal at any time on or prior to the Expiration Date (and to the extent the Performance Goal is attained, such Options shall be exercisable until the Expiration Date); and (ii) any Options that have not vested based on the time-based vesting conditions as of the date of such termination shall be forfeited for no consideration as of the date of such termination. Any portion of the Option that is outstanding and unexercised as of the last day of the applicable post-termination exercise period or the Expiration Date, whichever occurs first, shall automatically be exercised on such last day if the Fair Market Value of a Share as of such date exceeds the Exercise Price.

(b)    Termination of Employment by the Company Without Cause or for Good Reason. In the event of the termination of the Optionee’s employment by the Company without Cause or by the Optionee for Good Reason at any time on or after the date that the Performance Goal has been attained, subject to the Optionee’s execution, delivery and non-revocation of a valid, executed general release in a customary form provided by the Company, (i) a pro rata portion of the Option shall vest and become exercisable as of the date of such termination based on a fraction, the numerator of which is the number of days the Optionee was employed with the Global Eagle Companies from the Vesting Commencement Date through the date of termination and the denominator of which is 1,095, which portion of the Option shall remain outstanding and exercisable until the earlier of (x) the date that is 90 days following the date of termination and (y) the Expiration Date; and (ii) any portion of the Option that is not vested as of the date of termination shall be forfeited for no consideration as of the date of such termination. In the event of the termination of the Optionee’s employment by the Company without Cause or by the Optionee for Good Reason prior to the date that the Performance Goal has been attained, (i) a pro rata portion of the Option shall remain outstanding and eligible to vest and become exercisable based on a fraction, the numerator of which is the number of days the Optionee was employed with the Global Eagle Companies from the Vesting Commencement Date through the date of termination and the denominator of which is 1,095, subject to the attainment of the Performance Goal at any time on or prior to the earlier of (x) the date that is six (6) months following such termination and (y) the Expiration Date; and (ii) any portion of the Option that is not vested based on the time-based vesting condition as of the date of termination shall be forfeited for no consideration as of the date of such termination. Any portion of the Option that is outstanding and unexercised as of the last day of the applicable post-termination exercise period or the Expiration Date, whichever occurs first, shall automatically be exercised on such last day if the Fair Market Value of a Share as of such date exceeds the Exercise Price.

(c)    Termination of Employment Other than by the Company Without Cause, Other than by the Optionee for Good Reason or Other than due to Death or Disability. Subject to Section (III)(d), if the Optionee ceases to be employed by the Global Eagle Companies for any reason (including a voluntary resignation) other than termination by the Company without Cause or other than by the Optionee for Good Reason or other than due to the Optionee’s death or Disability, all unvested Options will be automatically forfeited as of the date of termination and vested Options will remain outstanding and exercisable until the earlier of (i) the date that is 90 days following such termination and (ii) the Expiration Date. Any portion of the Option that is outstanding and unexercised as of the last day of the applicable post-termination exercise period or the Expiration Date, whichever occurs first, shall automatically be exercised on such last day if the Fair Market Value of a Share as of such date exceeds the Exercise Price.

(d)    Discharge for Cause. For purposes of this Award, “Cause” means the occurrence of any one or more of the following events:

i.     A material violation of any Company policy, including but not limited to any policy contained in the Company’s Code of Ethics;

ii.    Embezzlement from, or theft of property belonging to, the Global Eagle Companies;

iii.    Willful failure to perform, or gross negligence in the performance of, assigned duties;

iv.    Material breach of fiduciary duty to the Global Eagle Companies (including, without limitation, acting in competition with, or taking other adverse action against, the Global Eagle Companies during the period of Optionee’s employment with the Global Eagle Companies, including soliciting employees of the Global Eagle Companies for alternative employment); or

v.    Other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on the business conducted by the Global Eagle Companies, in each case, subject to the procedural requirements set forth in Section III(e).

If the Optionee, prior to the Expiration Date, ceases to be employed (or if a consultant, engaged) by the Global Eagle Companies because he or she is discharged for Cause, the right to exercise this Option, whether vested or unvested, shall terminate immediately and automatically for no consideration upon such discharge.

(e)    Procedure for Termination with Cause. Any termination of the employment of an Optionee shall not be deemed to be for Cause unless and until

i.    The Optionee has been provided written notice detailing the facts or circumstances constituting such Cause event at least 30 days before the proposed date of termination; provided, that the Company shall have the right to suspend the Optionee with pay during such period;

ii.    The Optionee has been provided with a reasonable opportunity, together with counsel for the Optionee (at the Optionee’s option and expense), to be heard by the Compensation Committee (in respect of any Section 16 Optionee) or a panel of senior executive officers of the Company (in respect of any Non-Section 16 Optionee) regarding any disputed facts prior to such proposed date of termination; and

iii.    To the extent capable of cure, the Optionee fails to cure such facts or circumstances within such 30-day period; provided, that the Compensation Committee or such panel of senior executive officers of the Company, as applicable, shall determine in good faith whether such Cause event exists following such hearing and, if applicable, whether and how such Cause event is capable of being cured. If it is determined that no such Cause event exists and the Company determines to terminate the Optionee’s employment with the Company, then such termination shall constitute a termination without Cause for purposes of this Agreement.

(f)    Definition of Good Reason. For purposes of this Award, “Good Reason” means the occurrence of any one or more of the following events without the prior written consent of the Optionee:

i.    A material adverse change in the Optionee’s duties or responsibilities (such that the compensation paid to the Optionee would not continue to be deemed rational based on the Optionee’s revised duties or responsibilities);

ii.    A reduction of more than 15% in the Optionee’s base salary as in effect for the 12-month period immediately prior to such reduction, other than in connection with an across-the-board reduction of the base salaries of similarly situated employees or due to changes in the Optionee’s duties and responsibilities with the Optionee’s prior written consent;

iii.    A reduction of more than 15% in the Optionee’s annual target bonus as in effect immediately prior to such reduction or the Optionee becoming ineligible to participate in bonus plans applicable to similarly situated employees, other than in connection with an across-the-board reduction of the annual target bonuses of similarly situated employees or due to changes in the Optionee’s duties and responsibilities with the Optionee’s prior written consent; or

iv.    A change in the Optionee’s principal place of work to a location of more than 50 miles in each direction from the Optionee’s principal place of work immediately prior to such change in location; provided, that such change increases the Optionee’s commute from the Optionee’s principal residence by more than 50 miles in each direction and more than 3 times per week on average;

provided, that (x) the Optionee provides a notice of termination to the Company within 90 days of the initial existence of the facts or circumstances constituting such event, (y) the Company fails to cure such facts or circumstances within 30 days after receipt of such notice and (z) the termination date of the Optionee occurs no later than 30 days after the expiration of the such cure period.

IV.    Provisions Upon a Change of Control.

(a)    Determination of Achievement of Performance Goal in the Event of a Change of Control. In the event of a Change of Control prior to the date that the Performance Goal is attained, the Option will fully vest if the price of a Share received in such Change of Control transaction equals or exceeds the Performance Goal. If the price of a Share received in such Change of Control transaction is less than the Performance Goal, then the Committee shall determine the treatment of the Option in such Change of Control transaction, which, for the avoidance of doubt, may include, but is not limited to, cancellation or acceleration of the Option. For the avoidance of doubt, in the event of a Change of Control after the date that the Performance Goal is attained, the time-based vesting conditions applicable to the Award shall be deemed satisfied as of the date of such Change of Control and the Option will fully vest even if the Fair Market Value of a Share on such Change of Control date is less than the Performance Goal.

(b)    Termination Without Cause / for Good Reason in Connection with Change of Control. In the event of the termination of the Optionee’s employment by the Company (or its successor) without Cause or by the Optionee for Good Reason within the period beginning 120 days prior to the date of a Change of Control and ending on the second anniversary of such Change of Control, then, subject to the Optionee’s execution, delivery and non-revocation of a valid, executed general release in a customary form provided by the Company, the time-based vesting conditions applicable to the Award shall be deemed satisfied as of the date of such termination and the Option will fully vest if the Performance Goal, to the extent that the Performance Goal remains applicable following such Change of Control transaction, is attained at any time prior to the date of such termination (or, if the Change of Control occurs after the date of such termination, based on the price of a Share received in such Change of Control transaction).

Additional Terms / Acknowledgements: The Optionee acknowledges receipt of the Award Documents and the prospectus for the Plan, and understands and agrees to the terms set forth in the Award Documents. The Optionee acknowledges that, if so determined by the Company in its discretion, the Optionee may be required to accept the Option by electronic means and that such electronic acceptance constitutes the Optionee’s agreement to be bound by all of the terms and conditions of the Award Documents. By accepting the Option, the Optionee consents to receive any documents related to participation in the Plan and the Option by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company. The Optionee also acknowledges that this Grant Notice must be returned to the Company (including through electronic means). The Optionee further acknowledges that as of the Grant Date, the Award Documents set forth the entire understanding between the Optionee and the Company regarding the acquisition of Shares and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to the Optionee under the Plan, and (ii) the following agreements only, if any: [ None.]

ATTACHMENTS:	I. Non-Qualified Stock Option Award Agreement (Cash Settled)
II. Global Eagle Entertainment Inc. Amended and Restated 2017 Omnibus Long-Term Incentive Plan

The undersigned hereby acknowledges, accepts, and agrees to all terms and provisions of the foregoing Grant Notice, the Non-Qualified Stock Option Award Agreement (Cash Settled) and the Plan.

Option Recipient

Date

ATTACHMENT I: Non-Qualified Stock Option Award Agreement (Cash Settled)

GLOBAL EAGLE ENTERTAINMENT INC.
AMENDED AND RESTATED 2017 OMNIBUS LONG-TERM INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
(CASH SETTLED)

1.Grant of Option. Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), hereby grants to the optionee (the “Optionee”) identified in the grant notice (the “Grant Notice”) to which this Non-Qualified Stock Option Award Agreement (Cash Settled), including any country-specific provisions in the appendices attached hereto (this “Agreement”), is attached an option (this “Option”), pursuant to the Global Eagle Entertainment Inc. Amended and Restated 2017 Omnibus Long-Term Incentive Plan (as amended from time to time, the “Plan”), with respect to that number of Shares (the “Underlying Shares”) of common stock, par value $0.0001 per share of the Company (“Common Stock”), specified in the Grant Notice, at the price per Share (the “Exercise Price”) specified in the Grant Notice. The Option is subject to the terms and conditions of the Grant Notice, this Agreement and the Plan. Except where the context otherwise requires, the term “Company” shall include the parent and all subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms used but not otherwise defined herein or in the Grant Notice shall have the meaning ascribed to such terms in the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated by reference herein. To the extent that any term of this Agreement or the Grant Notice conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflicting or inconsistent term contained herein.
2.Acceptance and Acknowledgement. The Company may, in its sole discretion, choose to deliver any documents related to participation in the Plan and the Option by electronic means or request the Optionee’s consent to participate in the Plan by electronic means. By signing (electronically or otherwise) the Grant Notice, the Optionee accepts the Option and agrees to be bound by the terms and conditions of the Grant Notice, this Agreement, the Plan and any and all conditions established by the Company in connection with Shares issued under the Plan, and the Optionee further acknowledges and agrees that this Option does not confer any legal or equitable right (other than those rights constituting the Option itself) against the Company or any Subsidiary or Affiliate thereof (collectively, the “Global Eagle Companies”) directly or indirectly, or give rise to any cause of action at law or in equity against the Global Eagle Companies. The Optionee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan. The Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Underlying Shares, as applicable, and that the Optionee has been advised to consult a tax advisor prior to such exercise or disposition.
3.Terms of Option. This Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. Subject to the vesting terms and conditions in accordance with the Grant Notice and this Agreement, the Option constitutes an Option under Article VI of the Plan, which represents the right of the Optionee to receive a payment from the Company equal to the product of (i) the excess, if any, of the Fair Market Value of one Share on the exercise date less the Exercise Price, multiplied by (ii) a number of Shares represented by the portion of the Option being exercised. The Company intends to pay the amount due upon exercise of the Option in cash but may pay such amount in Shares in lieu of cash or in a combination of cash and Shares, as determined by the Committee in its sole discretion.
4.Exercise of Option and Provisions for Termination.
(a)Vesting Schedule. Subject to the Optionee’s continued employment by (or if a consultant, engagement with) Global Eagle Companies on each applicable vesting date, and except as otherwise provided in this Agreement, this Option shall vest as provided in the Grant Notice, until such time as this Option is fully vested. Except as otherwise provided in this Agreement, this Option may be exercised any time prior to the expiration date identified in the Grant Notice (the “Expiration Date”), subject to Sections III (a) through (f) of the Grant Notice, in installments as to not more than the number of Underlying Shares then-vested pursuant to this Section 4. The right of exercise shall be cumulative, so that if this Option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all Underlying Shares not so exercised at any time prior to the Expiration Date or the earlier termination of this Option. This Option may not be exercised at any time after the Expiration Date.
(b)Exercise Procedure. Subject to the conditions set forth in this Agreement, the Optionee may exercise this Option by delivery of notice to the Company or its designated Administrative Service (as defined below) in a form (which may be electronic) approved by the Company, accompanied by payment of the amount of Withholding Taxes and applicable fees. If, at the time of exercise, the Company does not permit the withholding of Underlying Shares to pay the amount of income and employment taxes, then the Optionee must pay to the Company an amount in cash sufficient to satisfy all of the Company’s Withholding Tax obligations, or if the Optionee has so elected during an “open window period” under the Company’s securities trading policy (as in effect from time to time), then the Optionee may elect that the Company sell the number of Underlying Shares sufficient to satisfy such tax withholding requirements. Such exercise shall be effective upon receipt by the Company or the Administrative Service of such notice together with the required payment. The Optionee may exercise less than the number of Underlying Shares for which this Option is vested at any point in time; provided, however, that no partial exercise of this Option may be for any fractional shares. For purposes of this Agreement, “Administrative Service” shall mean any third-party stock option administrator designated by the Company from time to time, provided that, the Company shall administer this Option until such time as an Administrative Service is engaged by the Company.
(c)Continuous Employment or Engagement Required. Except as otherwise provided in this Section 4, this Option may not be exercised unless the Optionee, at the time that he or she exercises this Option, is, and has been at all times since the Grant Date of this Option, an employee or consultant of the Global Eagle Companies. For all purposes of this Agreement: (i) “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the regulations promulgated under the Code or any successor regulations and (ii) if this Option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation shall be considered for all purposes of this Option to be employment by the Global Eagle Companies.
5.Non-transferability of Option. This Option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall, at the election of the Company, become null, void and of no further force or effect.
6.Forfeiture; Clawback.
(a)    Notwithstanding anything contained in this Agreement to the contrary, if during the Optionee’s employment or consultancy, the Optionee engages in any activity inimical, contrary or harmful to the interests of the Global Eagle Companies, including, but not limited to: (i) violating the Company’s Code of Ethics or Whistleblower Policy and Procedures, as maintained from time to time, or (ii) disclosing or misusing any confidential information regarding the Global Eagle Companies, or (iii) disparaging or criticizing, orally or in writing, the business, products, policies, decisions, directors, officers or employees of the Global Eagle Companies to any person (all activities described in (i) – (iii) above collectively referred to as “wrongful conduct”), then (x) the Option, to the extent it remains unvested, shall be forfeited automatically as of the date on which the Optionee first engaged in such wrongful conduct, (y) the Company shall be entitled to recoup any Underlying Shares acquired upon the exercise of the Option within the twelve (12) month period immediately preceding such wrongful conduct, and (z) the Optionee shall pay to the Company in cash any financial gain he or she received with respect to the sale of any Underlying Shares acquired upon the exercise of the Option within the twelve (12) month period immediately preceding such wrongful conduct. For purposes of this Section 6, “financial gain” shall equal the difference between the Exercise Price of the Underlying Share that was sold and the Fair Market Value of a Share on the date of sale.
(b)    Notwithstanding the foregoing, nothing in this Agreement prohibits the Optionee from voluntarily communicating, without notice to or approval by the Company, with any federal or state government agency about a potential violation of a federal or state law or regulation or to participate in investigations, testify in proceedings regarding the Company’s or any member of the Global Eagle Companies’ past or future conduct, or engage in any activities protected under whistle blower statutes. Further, pursuant to the Defend Trade Secrets Act of 2016, the Optionee shall not be held criminally, or civilly, liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a federal, state, or local government official, or an attorney, for the sole purpose of reporting, or investigating, a violation of law. Moreover, the Optionee may disclose trade secrets in a complaint, or other document, filed in a lawsuit, or other proceeding, if such filing is made under seal. Finally, if the Optionee files a lawsuit alleging retaliation by the Company or any member of the Global Eagle Companies for reporting a suspected violation of the law, the Optionee may disclose the trade secret to the Optionee’s attorney and use the trade secret in the court proceeding, if the Optionee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
(c)    By accepting this Agreement, the Optionee consents to and authorizes the Company to deduct, from any amounts payable by the Company to the Optionee, any amounts the Optionee owes to the Company under this Section 6. This right of set-off is in addition to any other remedies the Company may have against the Optionee for breach of this Agreement.
(d)    Notwithstanding any other provisions in this Agreement to the contrary, the Option and any amounts received upon the exercise of the Option shall be subject to such recovery or deductions as may be required under any law, government regulation, stock exchange listing requirement or clawback or similar policy adopted by the Board (as such policy may be amended from time to time), Section 12.4 of the Plan or as determined by the Board pursuant to such law, government regulation, stock exchange listing requirement or Board policy.
7.No Special Employment or Similar Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any Person under any circumstances to bind the Global Eagle Companies to continue the employment or consultancy of the Optionee or to limit the discretion of the Global Eagle Companies to terminate the Optionee’s employment or consultancy at any time, with or without Cause. However, during the period of the Optionee’s employment or consultancy with the Global Eagle Companies, the Optionee shall render diligently and faithfully the services which are assigned to the Optionee from time to time by the Board, any committee thereof, or by the executive officers of the Company and shall at no time take any action which, directly or indirectly, would be inconsistent with the best interests of the Company. The Optionee further acknowledges that this Option is for future services to the Global Eagle Companies and is not under any circumstances to be considered compensation for past services.
8.Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any Underlying Shares unless and until the date on which the Optionee becomes the holder of record of the Underlying Shares purchased pursuant to this Option on the books and records of the Company, as maintained by the transfer agent for the Company’s Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date.
9.Adjustments.
(a)General. The Underlying Shares may be adjusted or terminated in any manner as contemplated by Section 4.5 of the Plan.
(b)Limits on Adjustments. No adjustment shall be made under Section 4.5 of the Plan which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this Option or a grant of additional benefits to the Optionee.
10.Withholding Taxes. The Company’s obligation to deliver Underlying Shares upon the exercise of this Option shall be subject to the Optionee’s satisfaction of all Withholding Tax requirements.
11.Privacy Notice. The Optionee’s employer (the “Employer”), the Company and any Subsidiary or Affiliate may collect, use, process, transfer or disclose the Optionee’s personal data for the purpose of implementing, administering and managing the Optionee’s participation in the Plan, in accordance with the Global Eagle Entertainment Employee and Job Candidate Privacy Notice the Optionee has previously received. (The Optionee should contact privacy@globaleagle.com if he or she would like to receive another copy of this notice.)
12.Requirements of Law and Securities Exchange. The exercise of the Option and the issuance and transfer of Shares of Common Stock shall be subject to compliance by the Company and the Optionee with all applicable requirements of Federal, state or local securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares of Common Stock may be listed. No Shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state, local or Federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Optionee understands that the Company is under no obligation to register the Shares of Common Stock with the U.S. Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
13.Country-Specific Provisions. If the Optionee resides in a country outside the United States or is otherwise subject to the laws of a country other than the United States, the Option shall be subject to the additional terms and conditions set forth in Appendix A to this Agreement and any terms and provisions as set forth in Appendix B for his or her country. Moreover, if the Optionee relocates outside the United States, the additional terms and conditions in Appendix A (applicable to all non-United States countries) and Appendix B (applicable to his or her specific country) will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
14.Miscellaneous.
(a)Amendment. This Option is documented by the records of the Committee or its delegate, which records shall be the final determinant of the number of Shares granted subject to the Option and the conditions of this Agreement. The Committee may amend or modify this Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option, provided that no such amendment or modification shall materially diminish the Optionee’s rights under this Agreement without his or her consent. Notwithstanding anything in this Agreement or the Plan to the contrary, this Option may be amended by the Company without the Optionee’s consent, including, but not limited to, modifications to any of the rights granted to the Optionee under this Agreement, at such time and in such manner as the Company may consider necessary or desirable to reflect changes in law (including for regulatory, legal and Company requirements relating to “executive compensation clawbacks”). Except as in accordance with the two immediately preceding sentences and Section 14(b), this Agreement may be amended, modified or supplemented only by an instrument in writing signed (electronically or manually) by both parties hereto.
(b)Discretionary Nature of Plan. By accepting this Option, the Optionee agrees that the granting of the Option is at the discretion of the Committee and that acceptance of the Option is no guarantee that future Awards will be granted under the Plan or any other equity incentive plan maintained from time to time by the Company. The Optionee understands that the Company may amend, resubmit, alter, change, suspend, cancel, or discontinue the Plan with respect to future awards at any time without limitation.
(c)Entire Agreement. This Agreement, the Grant Notice and the Plan together constitute the Optionee’s and the Company’s entire understanding with respect to the subject matter hereof and supersede and void any and all prior agreements or understandings, written or oral, regarding the subject matter hereof, including, but not limited to, any term sheets. Notwithstanding the foregoing, to the extent that the Optionee has signed any restrictive covenant agreements with the Company (including, but not limited to, any confidentiality, intellectual property rights assignment, non-competition, non-solicitation and non-disparagement agreements), such restrictive covenant agreements shall remain in full force and effect.
(d)Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
(e)Compliance with Section 409A of the Code. This Agreement is intended to be exempt from Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Optionee on account of non-compliance with Section 409A of the Code. Notwithstanding any provision of this Agreement or the Plan to the contrary, to the extent that the Committee determines that any portion of the Option granted hereunder is subject to Section 409A of the Code and fails to comply with the requirements thereof, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Option in order to cause it to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such Section.
(f)Section 280G. If it is determined that any amount or benefit to be paid or payable to the Optionee would give rise to a loss of deduction under Section 280G of the Code and the imposition of the excise tax under Section 4999 of the Code (the “Excise Tax”), then the amount or benefits payable to the Optionee (the total value of such amounts or benefits, the “Payments”) shall be reduced by the Company to the extent necessary so that no portion of the Payments to the Optionee is subject to the Excise Tax; provided, however, such reduction shall be made only if it results in the Optionee retaining a greater amount of Payments on an after-tax basis (taking into account the Excise Tax and applicable federal, state, and local income and payroll taxes). In the event Payments are required to be reduced, they shall be reduced in the following order of priority in a manner consistent with Section 409A of the Code: (i) first from cash compensation, (ii) next from equity compensation, then (iii) pro-rata among all remaining Payments and benefits.
(g)No Impact on Other Benefits. The value of the Option is not part of the Optionee’s normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments.
(h)Notices. All notices under this Agreement shall be mailed, delivered by hand, or delivered by electronic means to the parties pursuant to the contact information for the applicable party set forth in the records of the Company or any third-party administrator designated by the Company from time to time to administer the Option, or at such other address as may be designated in writing by either of the parties to the other party.
(i)Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles thereof regarding conflicts of law. The Optionee and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in Delaware, and the Optionee agrees to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.
(j)Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.
(k)Interpretations. Any dispute, disagreement or question that arises under, or as a result of, or in any way relates to the interpretation, construction or application of the terms of this Agreement or the Plan will be determined and resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive for all purposes.
(l)Successors and Assigns. The Company may assign any of its rights under this Agreement. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not.
(m)Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Options and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(n)No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or his or her acquisition or sale of the Underlying Shares. The Optionee understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
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***

APPENDIX A
TO
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
(CASH SETTLED)

PROVISIONS APPLICABLE TO NON-U.S. COUNTRIES

This Appendix A includes additional terms and conditions that govern the Option granted to the Optionee under the Plan if the Optionee resides and/or works in a country outside the United States of America (or later relocates to such a country). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Agreement to which this Appendix A is attached.

I.	Nature of Grant. In accepting the grant of the Option, the Optionee acknowledges, understands and agrees that:
a.    the Plan is established voluntarily by the Company;
b.    the grant of the Option is voluntary and occasional;
c.    all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Company;
d.    the Optionee is voluntarily participating in the Plan;
e.    the Option and the Underlying Shares, and the income from and value of same, are not intended to replace any pension rights or compensation;
f.    unless otherwise expressly agreed in a writing by the Optionee with the Company, the Option and the Underlying Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Optionee may provide as a director of an Affiliate or Subsidiary;
g.    the future value of the Underlying Shares is unknown, indeterminable, and cannot be predicted with certainty;
h.    if the Underlying Shares do not increase in value, the Option will have no value
i.     if the Optionee exercises the Option and obtains the Underlying Shares, the value of the Underlying Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;
j.    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Optionee’s employment as provided for in the Plan or in the Agreement;
k.    for purposes of the Option, and unless otherwise expressly provided in the Plan, the Agreement, any employment agreement or otherwise determined by the Company, the Optionee’s employment will be considered terminated as of the date he or she is no longer actively providing services to the Global Eagle Companies (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where he or she is employed or the terms of his or her employment agreement, if any), and unless otherwise expressly provided in the Plan, the Agreement or determined by the Company, the Optionee’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Optionee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where he or she is employed or the terms of his or her employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of the Option (including whether the Optionee may still be considered to be providing services while on a leave of absence);
l.    unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by the Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
m.    neither the Company nor the Global Eagle Companies shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Optionee pursuant to the exercise of the Option or the subsequent sale of the Underlying Shares acquired upon exercise.

II.	Withholding Taxes. The following provisions supplement Sections 4(b) and 10 of the Agreement:
The Optionee acknowledges that, regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to his or her participation in the Plan and legally applicable to him or her (“Tax-Related Items”) is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any.  The Optionee further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Optionee is subject to Tax-Related Items in more than one jurisdiction, he or she acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any applicable taxable or Withholding Tax event, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the withholding obligations with regard to all Tax-Related Items through any of the means set forth in Sections 4(b) or 10 of this Agreement or by (i) withholding from proceeds of the sale of the Underlying Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization) without further consent, (ii) requiring the Optionee to pay cash or (iii) withholding from the Optionee’s salary or other cash compensation.
Depending on the withholding method, the Company may withhold for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in the Optionee’s jurisdiction, in which case the Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Optionee is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, if requested by the Company, the Optionee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of his or her participation in the Plan that cannot be satisfied by the means previously described.

***

APPENDIX B
TO
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
(CASH SETTLED)

COUNTRY-SPECIFIC PROVISIONS

This Appendix B includes additional terms and conditions that govern the Option granted to the Optionee under the Plan if the Optionee resides and/or works in one of the countries listed herein. If the Optionee is a citizen or resident of a country other than the one in which he or she currently is working and/or residing (or if he or she is considered as such for local law purposes), or if the Optionee transfers or relocates employment or residence to another country after the Grant Date, the Company, in its discretion, will determine the extent to which the terms and conditions herein will be applicable to him or her.
This Appendix B also includes information regarding securities and other laws of which the Optionee should be aware with respect to his or her participation in the Plan. The information is based on laws in effect in the respective countries as of July 2018. Such laws are often complex and change frequently. As a result, the Optionee should not rely on the information noted herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date by the time the Optionee exercises the Option or sells the Underlying Shares acquired under the Plan. In addition, the information noted herein is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure him or her of any particular result. Accordingly, the Optionee should seek appropriate professional advice as to how the applicable laws may apply to his or her situation. That is the Optionee’s responsibility, and not the Company’s.
If the Optionee is a citizen or resident of a country other than the one in which he or she currently is working and/or residing (or if he or she is considered as such for local law purposes), or if he or she transfers employment and/or residence to another country after the Grant Date, the information noted herein may not be applicable to the Optionee in the same manner.
Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan, the Agreement and/or the Appendix A which this Appendix B follows.
ARGENTINA
Securities Law Notice. Shares of the Company are not publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.
AUSTRALIA
Deferred Taxation. Subdivision 83A-C of the Income Tax Assessment Act, 1997, applies to Options granted under the Plan, such that the Options are intended to be subject to deferred taxation.
Securities Law Notice. If the Optionee acquires Shares under the Plan and offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Optionee should consult with his or her own legal advisor before making any such offer in Australia.
BRAZIL
Compliance with Law and Nature of Grant Acknowledgement. By accepting the Option, the Optionee agrees that he or she will comply with all applicable Brazilian laws, including, without limitation, that he or she will report and pay any and all applicable taxes associated with the exercise of the Option and/or the sale of any Shares obtained as a result of such exercise. The Optionee further agrees that, for all legal purposes, (a) the benefits provided to the Optionee under the Plan are the result of commercial transactions unrelated to the Optionee’s employment; (b) the Plan is not a part of the terms and conditions of the Optionee’s employment; (c) the income from the award, if any, is not part of the Optionee’s remuneration from employment; (d) the Optionee is making an investment decision; (e) the Underlying Shares will be issued to the Optionee only if the vesting conditions are met and any necessary services are rendered by the Optionee over the vesting period; and (f) the value of the Underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Optionee.
Tax on Financial Transactions (IOF). Repatriation of funds into Brazil and the conversion between BRL and USD associated with such fund transfers may be subject to the Tax on Financial Transactions. The Optionee is responsible for complying with any applicable Tax on Financial Transactions arising from the Optionee’s participation in the Plan. The Optionee should consult with his or her personal tax advisor for additional details.
CANADA
Exercise Procedure. The following provision supplements Section 4(b) (“Exercise Procedure”) and the “Withholding Taxes” sections of this Agreement:
Due to regulatory considerations in Canada, the Optionee is prohibited from surrendering Underlying Shares that he or she already owns to pay the Exercise Price in connection with this Option.
Additionally, notwithstanding any provision in the Agreement or the Plan to the contrary, the Optionee will not be permitted to exercise the Options by way of a net exercise whereby Shares are held back to cover the Exercise Price and/or Tax-Related Items withholding.
The Company reserves the right to permit these methods of payment depending upon the development of local law.
The following provisions apply if the Optionee is a resident of Quèbec:
Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Authorization to Release and Transfer Necessary Personal Information. The following provision supplements Section 11 of the Agreement:
The Optionee hereby authorizes the Company (including the Global Eagle Companies) and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Optionee further authorizes the Company (including the Global Eagle Companies) and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Optionee further authorizes the Company (including the Global Eagle Companies) to record such information and to keep such information in the Optionee’s employee file.
CHILE
Securities Law Notice.  The offer of the Options constitutes a private offering of securities in Chile effective as of the Grant Date. This offer is made subject to general ruling N336 of the Chilean Commission of the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the securities are not registered in Chile, the Company is not required to provide public information about the securities in Chile.  These securities cannot be subject to public offering in Chile while they are not registered at the corresponding securities registry in Chile.

Información Bajo la Ley de Mercado de Valore.  Esta oferta de le presente Opción  constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión (Grant Date, según se define en Inglés en este documento). Esta oferta se acoge a las disposiciones de la Norma de Carácter General Nº 336 de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros de la CMF, y, por lo tanto, tales valores no están sujetos a la fiscalización de la CMF. Por tratarse de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los mismos. Estos valores no podrán ser objeto de una oferta pública en Chile mientras que no sean inscritos en el registro de valores correspondiente en Chile.
FRANCE
Consent to Receive Information in English. By accepting the Options, the Optionee confirms having read and understood the Plan and the Agreement, including all terms and conditions included therein, which were provided in the English language. The Optionee accepts the terms of these documents accordingly.
En acceptant cette Option, le Titulaire de l’Option confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Titulaire de l’Option accepte les dispositions de ces documents en connaissance de cause.
Tax Information. The Options are not intended to qualify for special tax or social security treatment in France.
GERMANY
No country-specific provisions.
HONG KONG
Sale Restriction.  Shares received at exercise are accepted as a personal investment.  In the event that the Option vests, is exercised and the Underlying Shares are issued to the Optionee (or his or her heirs) within six months of the Grant Date, the Optionee (or his or her heirs) agree that the Underlying Shares will not be offered to the public or otherwise disposed of prior to the six-month anniversary of the Grant Date.
Securities Law Notice. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Optionee should exercise caution in relation to the offer. If the Optionee is in any doubt about any of the contents of this document, he or she should obtain independent professional advice.  Neither the grant of the Option nor the issuance of the Underlying Shares upon exercise constitutes a public offering of securities under Hong Kong law and are available only to employees of the Company and the Global Eagle Companies.  The Agreement, the Plan and other incidental communication materials distributed in connection with the Option (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each employee of the Global Eagle Companies and may not be distributed to any other person.
INDIA
Exercise Procedure. The following provision supplements Sections 4(b) (“Exercise Procedure”) and the “Withholding Taxes” sections of this Agreement:
Due to regulatory requirements, the Optionee understands that he or she may not pay the Exercise Price by a sell-to-cover exercise (i.e., whereby some, but not all, of the Underlying Shares will be sold immediately upon exercise and the proceeds from the sale will be remitted to the Company to cover the Exercise Price for the purchased shares and any Tax-Related Items withholding). The Company reserves the right to permit this method of payment depending upon the development of local law.
MALAYSIA
Data Privacy. The following provision supplements Section 11 of the Agreement:

The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data, as described in the Agreement and any other grant materials by and among, as applicable, the Employer, the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing his or her participation in the Plan.

Peserta dengan ini secara nyata dan tanpa sebarang keraguan mengizinkan pengumpulan, pengunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang dinyatakan dalam Perjanjian dan apa-apa bahan geran lain oleh dan di antara, sebagaimana yang berkenaan, Majikan, Syarikat dan mana-mana Anak Syarikat atau Syarikat Sekutu untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan.

The Optionee understands that the Employer, the Company and any Subsidiary or Affiliate may hold certain personal information about him or her, including, but not limited to, his or her name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Data is supplied by the Employer and also by the Optionee through information collected in connection with the Agreement and the Plan.

Peserta memahami bahawa Majikan, Syarikat dan mana-mana Anak Syarikat atau Syarikat Sekutu mungkin memegang maklumat peribadi tertentu tentangnya, termasuk, tetapi tidak terhad kepada, namanya, alamat rumah , alamat emel dan nombor telefon, tarikh lahir, nombor insurans sosial, nombor pasport atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua Opsyen atau apa-apa hak lain untuk syer yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum diperolehi bagi faedahnya (“Data”), untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan. Data adalah dibekalkan oleh Majikan dan juga oleh Peserta melalui maklumat yang dikumpul yang berkaitan dengan Perjanjian dan Pelan.

The Optionee understands that Data will be transferred to the Plan broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than his or her country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local People Services representative, whose contact details are Zant Chapelo, zant.chapelo@globaleagle.com. The Optionee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon exercise of the Option may be deposited. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local People Services representative. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke the consent, his or her employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing the consent is that the Company may not be able to grant the Options or other equity awards to the Optionee or administer or maintain such awards. Therefore, the Optionee understands that refusing or withdrawing the consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact the local human resources representative.

Peserta memahami bahawa Data akan dipindahkan kepada broker Pelan, atau apa-apa pembekal perkhidmatan pelan saham yang lain sebagaimana yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan. Peserta memahami bahawa penerima Data mungkin berada di Amerika Syarikat atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negaranya. Peserta memahami bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatannya, dimana butir-butir hubungannya adalah Zant Chapelo, zant.chapelo@globaleagle.com. Peserta memberi kuasa kepada Syarikat dan mana-mana penerima lain yang mungkin membantu Syarikat (sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, dengan tujuan melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan, termasuk apa-apa pemindahan Data sebagaimana yang diperlukan kepada broker, ejen eskrow atau pihak ketiga yang lain dengan mana Syer yang diterima apabila Opsyen yang dilaksanakan didepositkan. Peserta memahami bahawa Data akan disimpan hanya sepanjang tempoh yang diperlukan untuk melaksanakan, mentadbir dan mengurus penyertaannya dalam Pelan. Peserta memahami bahawa dia boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, menghendaki mana-mana pindaan yang perlu dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes tanpa kos, dengan menghubungi secara bertulis wakil Sumber Manusia tempatannya. Selanjutnya, Peserta memahami bahawa dia memberi persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dan kerjayanya dengan Majikan tidak akan terjejas; satu-satunya akibat jika Peserta tidak bersetuju atau menarik balik persetujuan adalah bahawa Syarikat tidak akan dapat memberikan Opsyen atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Peserta untuk memberikan persetujuan atau penarikan balik persetujuan, Peserta memahami bahawa dia boleh menghubungi wakil sumber manusia tempatannya.

Director Notification Obligation. If the Optionee is a director of a Subsidiary or Affiliate of the Company in Malaysia, the Optionee is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian entity in writing when the Optionee receives or disposes of an interest (e.g., Options or Underlying Shares) in the Company or any related company. Such notifications must be made within fourteen days of receiving or disposing of any interest in the Company or any related company.

NETHERLANDS
No country-specific provisions.
NEW ZEALAND
Securities Law Notice. Warning: This is an offer of rights to receive Shares underlying the Options. Options give the Optionee a stake in the ownership of the Company. The Optionee may receive a return if dividends are paid on the Shares.
If the Company runs into financial difficulties and is wound up, the Optionee will be paid only after all creditors and holders of preferred shares have been paid. The Optionee may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, the Optionee may not be given all the information usually required. The Optionee will also have fewer other legal protections for this investment.
The Optionee should ask questions, read all documents carefully, and seek independent financial advice before committing himself or herself.
In addition, the Optionee is hereby notified that the documents listed below are available for review on the Company’s “Investor Relations” website at http://investors.geemedia.com/ and/or in the Optionee’s online E*Trade (or other broker as the Company may determine from time to time) account, as applicable.
(i)    this Agreement which together with the Plan sets forth the terms and conditions of participation in the Plan;
(ii)    a copy of the Company’s most recent annual report (i.e., Form 10-K);
(iii)     a copy of the Company’s most recent published financial statements;
(iv)    a copy of the Plan; and
(v)    a copy of the Plan Prospectus.
A copy of the above documents will be sent to the Optionee free of charge on written request to the Head of People Services (zant.chapelo@globaleagle.com).
As noted above, the Optionee should carefully read the materials provided before making a decision whether to participate in the Plan. The Optionee is also encouraged to contact his or her tax advisor for specific information concerning the Optionee’s personal tax situation with regard to Plan participation.
NORWAY
No country-specific provisions.
SINGAPORE
Sale Restriction.  The Optionee agrees that any Shares issued to him or her upon exercise of the Option will not be offered for sale or sold in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the conditions of, any applicable provisions of the SFA.
Securities Law Notice. The Option is being granted to the Optionee in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not being made with the view to the Underlying Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer and Director Notification Obligation. If the Optionee is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singapore Subsidiary or Affiliate, the Optionee must notify the Singapore Subsidiary or Affiliate in writing of an interest (e.g., the Option or the Underlying Shares) in the Company or any Subsidiary or Affiliate within two business days of (i) acquiring or disposing of such interest, (ii) any change in a previously disclosed interest (e.g., sale of any Shares), or (iii) becoming a chief executive officer, director, associate director or shadow director.
SOUTH AFRICA
Tax Acknowledgement. The following provisions supplement the Withholding Taxes sections of this Agreement:
By accepting the Option, the Optionee agrees that, immediately upon exercise of the Option, the Optionee will notify the Employer of the amount of any gain realized. If the Optionee fails to advise the Employer of the gain realized upon exercise, the Optionee may be liable for a fine. The Optionee will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Employer.
SPAIN
Labor Law Acknowledgment. The following provisions supplement the Nature of Grant section in Appendix A of the Agreement:
By accepting the Option, the Optionee acknowledges that he or she understands and agrees that he or she consents to participation in the Plan and that he or she has received a copy of the Plan.
The Optionee further understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Options under the Plan to employees of the Global Eagle Companies throughout the world. The decision to grant the Option is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Global Eagle Companies on an ongoing basis other than as set forth in this Agreement. Consequently, the Optionee understands that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Further, the Optionee understands and freely accepts that there is no guarantee that any benefit shall arise from any gratuitous and discretionary grant since the future value of the Underlying Shares is unknown and unpredictable.
Additionally, the Optionee understands that the Option is expressly conditioned on his or her continued and active rendering of service to the Global Eagle Companies such that if his or her employment terminates for any reason other than as expressly provided in Section III of the Grant Notice, the Optionee’s Option will cease vesting immediately effective as of the date of termination of the Optionee’s employment. This will be the case, for example, even if (1) the Optionee is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) the Optionee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Optionee terminates employment due to a change of work location, duties or any other employment or contractual condition; (4) the Optionee terminates employment due to the Global Eagle Companies’ unilateral breach of contract; or (5) the Optionee’s employment terminates for any other reason whatsoever, in each case other than as expressly provided in Section III of the Grant Notice. Consequently, upon termination of the Optionee’s employment for any of the above reasons, he or she will automatically lose any rights to Options granted to him or her that were unvested on the date of termination of his or her employment, as described in the Agreement.
Finally, the Optionee understands that this grant would not be made to him or her but for the assumptions and conditions referred to herein; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of an Option shall be null and void.

Securities Law Notice. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the offer of the Option. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
SWEDEN
No country-specific provisions.
SWITZERLAND
Securities Law Notice. The Option is considered a private offering in Switzerland and is therefore not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the Option (a) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (b) may be publicly distributed or otherwise made publicly available in Switzerland or (c) has been or will be filed with, approved by or supervised by any Swiss regulatory authority (e.g., the Swiss Financial Market Supervisory Authority).
UNITED ARAB EMIRATES
Securities Law Notice. The Options are being offered only to selected employees and the offer is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan and this Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Optionee does not understand the contents of the Plan or this Agreement, he or she should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan, and neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or this Agreement nor taken any steps to verify the information set out therein and have no responsibility for such documents.
UNITED KINGDOM
Tax Acknowledgement. The following provisions supplement the Withholding Taxes sections of this Agreement:
Without limitation to the Withholding Taxes sections of this Agreement, the Optionee agrees to be liable for any Tax-Related Items related to the Optionee’s participation in the Plan and legally applicable to the Optionee and hereby covenants to pay any such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Optionee also agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf.
Notwithstanding the foregoing, if the Optionee is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that the Optionee is an executive officer or director and the income tax is not collected from or paid by the Optionee within ninety (90) days of the end of the U.K. tax year (April 6 - April 5) in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to the Optionee on which additional income tax and national insurance contributions (“NICs”) may be payable. The Optionee acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer, as applicable, for the value of any employee NICs due on this additional benefit, which the Company or the Employer may recover from the Optionee by any of the methods referenced in this Agreement.
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ATTACHMENT II: Global Eagle Entertainment Inc. Amended and Restated 2017 Omnibus Long-Term Incentive Plan
[To Be Provided To The Recipient Separately]